Exhibit (8)(j)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT AGREEMENT is made as of this 3rd day of October, 2011, by and among Lazard Retirement Series, Inc., Lazard Asset Management Securities, LLC, Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 2009 (the “Agreement”); and

WHEREAS, the Parties desire to add additional Accounts to the Agreement; and

WHEREAS, The Parties desire and agree to amend the Agreement by adding a sentence to Schedule A and deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.

The following sentence is added to Schedule A: “Effective as of close of business on July 19, 2010, the Lazard Retirement Emerging Markets Equity Portfolio was closed to investment though new insurance companies.”

2.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

3.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 10th day of October, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 10/18/11

LAZARD RETIREMENT SERIES, INC.

By its authorized officer,

By:	/s/ Charles L. Carroll
Name: Charles L. Carroll
Title: Deputy Chariman
Date: 10/13/11

LAZARD ASSET MANAGEMENT SECURITIES, LLC

By its authorized officer,

By:	/s/ Charles L. Carroll
Name: Charles L. Carroll
Title: Deputy Chariman
Date: 10/13/11

SCHEDULE B

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

3